UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2010
 Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-22723	98-0171619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

17470 North Pacesetter Way
Scottsdale, AZ 85255
(480) 305-2052
(Address and telephone number of principal executive offices) (Zip Code) (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01         Entry into a Material Definitive Agreement.

On May 17, 2010, American Petro-Hunter, Inc. (the “Company”) entered into a Note Purchase Agreement and  convertible debenture with Maxum Overseas Fund, a foreign institutional investor (“Holder”) allowing the Company to draw funds as needed, up to an aggregate principal amount of $1,500,000 (the “Debenture”).  The Debenture will accrue simple interest at 10% per annum, payable monthly in arrears, and any remaining outstanding principal balance and accrued interest will be due on the one year anniversary of receipt of such funds (the “Maturity Date”).  The Holder, at any time, and the Company, on the Maturity Date, may convert any remaining outstanding principal balance and accrued interest under the Debenture into shares of common stock of the Company based on a per share conversion price of $0.90, but subject to adjustment as provided in the Debenture (the “Conversion Price”).  The Company may also convert any remaining outstanding principal balance and accrued interest into common stock of the Company at the then applicable Conversion Price if the 5-day trailing volume weighted average price of the Company’s common stock is at least $1.50 per share.

In addition, the Company will issue to the Holder one or more warrants to purchase shares of the Company’s common stock (the “Warrants”) with an exercise price equal to 130% of the Conversion Price, subject to adjustment as set forth in the Debenture and Warrants.  Each Warrant will be exercisable for such number of shares of common stock equal to the principal amount advanced pursuant to the Debenture divided by the Conversion Price then in effect.  Each Warrant will expire on the two year anniversary of its issue date.

Upon the Company completing a subsequent financing within 18 months of the execution of the Debenture , the Holder will have the right to exchange such Debenture and any common stock issued upon conversion thereof for securities of the Company offered in such financing on the same terms and conditions.

The Note Purchase Agreement, form of Debenture and the form of Warrant are attached to this report as Exhibits 10.1, 10.2 and 10.3 and the terms and conditions are incorporated herein. The foregoing statements are not intended to be a complete description of all terms and conditions.

Section 3 - Securities and Trading Markets

Item 3.02         Unregistered Sales of Equity Securities

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Company’s unregistered sale of the Debenture and the issuance of the Warrants are incorporated into this Item 3.02 in its entirety.  As of May 17, 2010, the Company has issued Debentures to the Holder in the aggregate amount of principal amount of $494,000, including corresponding Warrants.  The issuance of the Debentures and Warrants was conducted by the Company and was issued in reliance upon Rule 506 of Regulation D and/or Regulation S of the Securities Act of 1933, as amended, and comparable exemptions for sales to “accredited” investors under state securities laws.

Section 9 - Financial Statements and Exhibits

Item 9.01         Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1	Note Purchase Agreement
10.2	Form of Convertible Debenture
10.2	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC.,
a Nevada Corporation

Dated: May 20, 2010	/s/ Robert B. McIntosh
Robert B. McIntosh, Chief Executive Officer